GH Capital’s ClickDirectPay Enables Online Merchants to Integrate Cryptocurrency With Shopping Cart Technology

New Tools to Accelerate Cyrptocurrency Adoption

Miami, FL -- (Accesswire) – June 6, 2018 – GH Capital, Inc. (OTCQB: GHHC), a diversified FinTech holding company, today announced that its online payment service subsidiary, ClickDirectPay (clickdirectpay.com), has rolled-out new tools to its online merchants to be able to more easily and quickly accept cryptocurrency as payment.

Cryptocurrency represents a new way for businesses to accept customer payments from anywhere around the globe. However, cryptocurrency is relatively new and many businesses are still trying to better understand this new form of currency. It is the goal of ClickDirectPay to drive the utility aspects of cryptocurrencies into everyday businesses by providing easy ways to accept digital coin payments.

ClickDirectPay is launching new tools for merchants to easily begin accepting cryptocurrencies.

The top three shopping carts are:

WooCommerce (active sites - 2.2 million) - https://woocommerce.com

OpenCart (active sites – 300,000) - https://www.opencart.com

Magento (active sites – 180,000) - https://magento.com

The majority of businesses looking to set up an e-commerce store tend to integrate with payment plugins in order to ease the integration process.  It made sense for ClickDirectPay to offer these shopping cart plugins as many of them are an all-in-one solution from inventory management to collecting payments.

Mr. Bane Katic, Head of ClickDirectPay Europe, commented, “We've heard a number of merchants asking how to begin accepting cryptocurrencies. We hope that by providing the most popular shopping carts, this will enable merchants to streamline the integration process and allow businesses to immediately accept payments in cryptocurrencies.”

About GH Capital

GH Capital, Inc. (OTCQB: GHHC) is a diversified FinTech holding company offering a range of financial solutions for businesses layered with an advisory platform to assist companies going public. The Company has developed traditional and blockchain solutions through an online payment platform called "ClickDirectPay" to process online wire transfer transactions for diversified European online merchants and acceptance of cryptocurrencies for global merchants. For more information, please check out: http://www.ghcapital-inc.com and https://www.clickdirectpay.com

Forward-Looking Statements

Forward-Looking Statements. This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Form 10-K filed on December 15, 2017, for the fiscal year ended September 30, 2017, including but not limited to the discussion under “Risk Factors” therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

Contact Information

Corporate:

press@clickdirectpay.com

305-714-9397

Investors and Media:

Hayden IR

hart@haydenir.com

917-658-7878